As filed with the Securities and Exchange Commission on June 3, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Artio Global Investors Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6282	13-6174048
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	330 Madison Ave. New York, NY 10017 (212) 297-3600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

ADAM SPILKA General Counsel and Corporate Secretary Artio Global Investors Inc. 330 Madison Ave. New York, NY 10017 (212) 297-3600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

MICHAEL KAPLAN Davis Polk & Wardwell LLP 450 Lexington Ave. New York, NY 10017 (212) 450-4000	CATHERINE CLARKIN JAY CLAYTON Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000	JAMES GERKIS Proskauer Rose LLP 1585 Broadway New York, NY 10036 (212) 969-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒   333-166992
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  __________
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  __________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐       Accelerated filer  ☐      Non-accelerated filer  ☒       Smaller reporting company  ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Class A common stock, par value $0.001 per share	135,763	$17.33	$2,352,772.79	$167.75
(1) Includes additional shares of Class A common stock that the underwriters have the option to purchase.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-166992) of Artio Global Investors Inc. (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on June 3, 2010, are incorporated by reference into this registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-166992 are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the following, which are filed herewith.
Exhibit Number	Description
5	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of KPMG LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5)
24.1	Power of Attorney (previously filed)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 3, 2010.

Artio Global Investors Inc.

By:	/s/ Adam Spilka
Name: Adam Spilka
Title: General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *	Principal Executive	June 3, 2010
Richard Pell	Officer and Director

/s/ *	Principal Financial and Accounting	June 3, 2010
Francis Harte	Officer

/s/ *	Director	June 3, 2010
Glen Wisher

/s/ *	Director	June 3, 2010
Elizabeth Buse

/s/ *	Director	June 3, 2010
Duane Kullberg

/s/ *	Director	June 3, 2010
Francis Ledwidge

*By:	/s/ Adam Spilka
Name: Adam Spilka
Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of KPMG LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5)
24.1	Power of Attorney (previously filed)